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EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


         We have issued our report dated November 3, 2004 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. on Form 10-K for the year ended September 25, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of J & J Snack Foods Corp. on Form S-8 (File No. 333-111292, effective December 18, 2003, File No. 333-94795, effective January 18, 2000, File No. 333-03833, effective May 16, 1996, File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective July 24, 1992).

                                               /s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
December 8, 2004